Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-QSB of Village Bank and Trust Financial Corp. (the “Company”) for the period ended June 30, 2007, the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: (1) the Form 10-QSB for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Form 10-QSB for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

/s/ Thomas W. Winfree	Date August 13, 2007

Thomas W. Winfree

Chief Executive Officer

/s/ C. Harril Whitehurst, Jr.	Date August 13, 2007
C. Harril Whitehurst, Jr.

Chief Financial Officer